Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Globalstar, Inc.’s Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan of our reports dated February 28, 2025 with respect to the consolidated financial statements of Globalstar, Inc. and the effectiveness of internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.
New Orleans, Louisiana
February 28, 2025